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                                                    Exhibit 23(a)



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

K-V Pharmaceutical Company
St. Louis, Missouri


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated May 18, 2001, relating to the consolidated financial statements of K-V Pharmaceutical Company and related financial statement schedules appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Chicago, Illinois
April 29, 2002